SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2017

PARETEUM CORPORATION

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 17, 2017, Pareteum Corporation (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has approved a 1-for-25 reverse split of the Company’s issued and outstanding shares of common stock. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On February 14, 2017, the Board approved a 1-for-25 reverse split of the Company’s issued and outstanding shares of common stock. The reverse stock split will be effective upon the filing and effectiveness of a certificate of amendment to the Company’s certificate of incorporation after the market closes on February 24, 2017, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on February 27, 2017.

At the Company’s 2016 Annual Meeting of Stockholders held on August 16, 2016, the Company’s stockholders granted authority to the Board, in its discretion, to determine whether to proceed with the reverse stock split and to file a certificate of amendment to the Company’s certificate of incorporation to effect the reverse stock split at a ratio to be determined by the Board.

When the reverse stock split becomes effective, every 25 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock.  No fractional shares will be issued if, as a result of the reverse stock split, a stockholder would otherwise become entitled to a fractional share. Instead, each stockholder will be entitled to receive a cash payment which will be based upon the volume weighted average price for the five (5) days preceding the reverse stock split. The reverse stock split will not impact any stockholder’s percentage ownership or voting power, except for minimal effects resulting from the treatment of fractional shares.  Following the reverse stock split, the number of outstanding shares of the Company’s common stock will be reduced by a factor of twenty-five.

The Company’s shares of common stock will continue to trade on the New York Stock Exchange (“NYSE”) under the symbol “TEUM” but will trade under a new CUSIP.

Continental Stock Transfer & Trust Company, LLC, the Company’s transfer agent, will act as the exchange agent for the reverse stock split.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press release dated February 17, 2017

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017	PARETEUM CORPORATION

	By:	/s/ Alexander Korff
Name: Alexander Korff
Title: General Counsel & Secretary